Exhibit 10.1
SUBSCRIPTION AGREEMENT
Idera Pharmaceuticals, Inc.
167 Sidney Street
Cambridge, MA 02139
Gentlemen:
The undersigned (the “Investor”) hereby confirms its agreement with you as follows:
     This Subscription Agreement, including the Terms and Conditions for Purchase of Units attached hereto as Annex I (collectively, this “Agreement”) is made as of the date set forth below between Idera Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the Investor.
     The Company has authorized the sale and issuance to the Investor of up to an aggregate of 4,071,005 units (the “Units”), each consisting of (i) one share (the “Share,” collectively the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), and (ii) one warrant (the “Warrant,” collectively the “Warrants”) to purchase .40 of a share of Common Stock (the fractional amount being the “Warrant Ratio”), for a purchase price of $3.71 per Unit (the “Purchase Price”). The initial exercise price of the Warrant is $3.71 per whole share. The shares of Common Stock issuable upon the exercise of the Warrants are referred to herein as the “Warrant Shares.” The Warrants are exercisable beginning on the date of the Closing (as defined below), and have a term of exercise of five years. The Warrant Shares, together with the Shares and the Warrants, are referred to herein as the “Securities”. The form of Warrant is attached hereto as Exhibit A.
     The offering and sale of the Units (the “Offering”) are being made pursuant to (1) an effective Registration Statement on Form S-3 (including the Prospectus contained therein (the “Base Prospectus”), the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), (2) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”)), that have been or will be filed with the Commission and delivered to the Investor on or prior to the date hereof, and (3) a Prospectus Supplement (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Securities and terms of the Offering that will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission) no later than two (2) days subsequent to the execution of this Agreement.
     The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the Units set forth below for the aggregate Purchase Price set forth below. The Units shall be purchased pursuant to the Terms and Conditions for Purchase of Units attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. The Investor acknowledges that the Offering is not being underwritten by the placement agent (the “Placement Agent”) named in the Prospectus Supplement and that there is no minimum offering amount.
     The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a FINRA member or an Associated Person of any FINRA member (as defined in FINRA Membership and Registration Rules Section 1011) as of the Closing (as defined in Annex I), and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering of the Units, has acquired, or has obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)
     The completion of the purchase and sale of the Securities shall occur at a closing (the “Closing”) which, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, is expected to occur on or about August 5, 2010. At the Closing, (a) the Company shall cause its transfer agent to release to the Investor the number of Shares being purchased by the Investor, (b) the Company shall deliver to the Investor the Warrants being purchased by the Investor by physical delivery and (c) the aggregate purchase price for the Securities being purchased by the Investor will be released from the escrow account established for the Closing. The Investor shall settle the Shares via Deposit/Withdrawal At Custodian (“DWAC”) and the provisions set forth in Exhibit B hereto shall be incorporated herein by reference as if set forth fully herein, provided, however, if requested by the Investor, settlement shall be via delivery versus payment (“DVP”), pursuant to the DVP instructions previously provided to the Investor by the Company.
     The Investor represents that it has received (or otherwise can obtain on the Commission’s EDGAR filing system) the Base Prospectus, dated August 31, 2007, which is a part of the Company’s Registration Statement, the documents incorporated by reference therein, and any free writing prospectus (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement.
     No offer by the Investor to buy Units will be accepted and no part of the Purchase Price will be delivered to the Company until the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or the Placement Agent on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until this Agreement is accepted and countersigned by or on behalf of the Company.
[Remainder of the page intentionally left blank.]

Number of Units:
Purchase Price Per Unit: $______
Aggregate Purchase Price: $______
Please check (A) or (B) below:
      (A) Investor elects to have 4.99% Maximum Percentage Beneficial Ownership
Limitation in its Warrant: (check here) ______
Or
      (B) Investor elects to have no Beneficial Ownership
Limitation in its Warrant (Section 2(e) of the Warrant will be excluded): (check here) ______
Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: August 2, 2010
INVESTOR
By:
Print Name:
Title:
Address:

Email:

[INVESTOR SIGNATURE PAGE TO IDERA SUBSCRIPTION AGREEMENT]

Agreed and Accepted as of August 2, 2010: IDERA PHARMACEUTICALS, INC.
By:
Name:
Title:

[COMPANY SIGNATURE PAGE TO IDERA SUBSCRIPTION AGREEMENT]

ANNEX I
TERMS AND CONDITIONS FOR PURCHASE OF UNITS
     Authorization and Sale of the Units. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Units, which consist of the Shares and the Warrants.
     Agreement to Sell and Purchase the Units; Placement Agent.
          At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Units set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Units are attached as Annex I (the “Signature Page”) for the aggregate Purchase Price therefor set forth on the Signature Page.
          The Company may enter into agreements similar to this Agreement with other investors (the “Other Investors”) and expects to complete sales of the Units to them. (The Investor and the Other Investors are hereinafter referred to as the “Investors” and this Agreement and the agreements executed by the Other Investors are hereinafter collectively referred to as the “Agreements”). The Company may accept or reject any one or more Agreements in its sole discretion.
          The Company has entered into a Placement Agency Agreement, dated on or about August 2, 2010 (the “Placement Agreement”), with Rodman & Renshaw, LLC (the “Placement Agent”) that contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof. Investor acknowledges that the Company has agreed to pay the Placement Agent a fee (the “Placement Fee”) in respect of the sale of Units to the Investor.
     Closings and Delivery of the Units and Funds.
          Closing. The completion of the purchase and sale of the Units (the “Closing”) shall occur at a place and time (the “Closing Date”) and in the manner specified by the Company and the Placement Agent as provided in the Placement Agreement, and of which the Investor will be notified in advance by the Placement Agent, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). At the Closing, (a) the Company shall cause its transfer agent to deliver to the Investor the number of Shares set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit B, in the name of a nominee designated by the Investor and (b) the Company shall cause to be delivered to the Investor a warrant to purchase a number of whole Warrant Shares determined by multiplying the Number of Shares (and Units) set forth on the signature page by the Warrant Ratio and rounding down to the nearest whole number, and (c) the aggregate purchase price for the Units being purchased by the Investor will be released from the escrow account established for the Closing.
          Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Units to the Investor shall be subject to: (i) the receipt by the Company of the Purchase Price for the Units being purchased hereunder as set forth on the Signature Page, (ii) an executed Form W-9 and (iii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.
          Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Units will be subject to the condition that the Placement Agent shall not have: (a) terminated the

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Placement Agreement pursuant to the terms thereof or (b) determined that the conditions to the Closing as set forth in the Placement Agreement have not been satisfied. The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Units that they have agreed to purchase from the Company or the issuance of any minimum amount of Units by the Company.
          Delivery of Funds and Units. The Investor shall settle the Shares via Deposit/Withdrawal At Custodian (“DWAC”) and the provisions set forth in Exhibit B hereto shall be incorporated herein by reference as if set forth fully herein, and the Warrants via physical delivery, and simultaneously therewith or prior thereto, payment shall be made by the Investor to the escrow account designated by the Company, provided, however, if requested by the Investor, settlement shall be via delivery versus payment (“DVP”), pursuant to the DVP instructions previously provided to the Investor by the Company.
     Representations, Warranties and Covenants of the Investor.
     The Investor acknowledges, represents and warrants to, and agrees with, the Company and the Placement Agent that:
          The Investor (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Units, including investments in securities issued by the Company and investments in comparable companies, (b) has answered all questions on the Signature Page and the Investor Questionnaire and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) in connection with its decision to purchase the number of Units set forth on the Signature Page, has received and is relying only upon the Disclosure Package. Other than the issuance of the Units as described in Section 1 of this Agreement, the Investor acknowledges that it has not received from the Company any information that the Company has advised the Investor that it deems to be material or non-public concerning the Company.
          (a) No action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense and (c) the Placement Agent is not authorized to make and has not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Units, except as set forth or incorporated by reference in the Disclosure Package.
          (a) The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

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          The Investor understands that nothing in this Agreement, the Base Prospectus, the Prospectus Supplement or any other materials presented to the Investor in connection with the purchase and sale of the Units constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Units.
          Since the date on which a Placement Agent first contacted the Investor about the Offering, the Investor has kept the Offering confidential and has not engaged in any purchases or sales of the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities). The Investor covenants that it will keep the Offering confidential and not engage in any purchases or sales of the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. Each Investor agrees that it will not use any of the Securities acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.
     Survival of Representations, Warranties and Agreements; Third Party Beneficiary. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Units being purchased and the payment therefor. The Placement Agent shall be a third party beneficiary with respect to the representations, warranties and agreements of the Investor in Section 4 hereof.
     Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt and will be delivered and addressed as follows:
if to the Company, to :
Idera Pharmaceuticals, Inc.
167 Sidney Street
Cambridge, MA 02139
Attention: Chief Financial Officer
Facsimile: ______________
with copies (for information purposes only) to :
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, MA 02109
Attention: Stuart M. Falber, Esq.
Facsimile: (617) 526-5000

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If to the Investor: at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing, with copies (for informational purposes only) to the person(s) identified on the Signature Page hereto.
     Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.
     Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.
     Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.
     Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.
     Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.
     Confirmation of Sale. The Investor acknowledges and agrees that the Investor’s receipt of the Company’s counterpart to this Agreement, together with the Prospectus Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of Units to the Investor.
     Press Release. The Company and the Investor agree that the Company shall issue a press release announcing the material terms of the Offering prior to the opening of the financial markets in New York City on the business day immediately after the date hereof to the extent permitted by applicable law and the rules and regulations of the Commission.
     Termination. In the event that the Placement Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

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Exhibit A
Form of Warrant
COMMON STOCK PURCHASE WARRANT
IDERA PHARMACEUTICALS, INC.

Warrant Shares: ______	Initial Exercise Date: August ___, 2010
     THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, ______ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the five year anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Idera Pharmaceuticals, Inc., a Delaware corporation (the “Company”), up to ___ shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).
     Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in those certain Subscription Agreements (the “Purchase Agreement”), dated August 2, 2010, between the Company and the purchasers signatory thereto.
Section 2. Exercise.
     a) Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto. Within three (3) Trading Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price (as defined below) for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company in order to effect an exercise hereunder but shall deliver the original Warrant within three (3) Trading Days (as defined below) following delivery of the Notice of Exercise. A “Trading Day” shall mean a day on which the principal trading market on which the Common Stock is listed or quoted for trading is open for trading. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.
     b) Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $3.71, subject to adjustment hereunder (the “Exercise Price”).
     c) Cashless Exercise. If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant Shares to the Holder and all of the Warrant Shares are not then registered for resale by Holder into the market at market prices from time to time on an effective registration statement for use on a continuous basis (or the prospectus contained therein is not available for use), then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:
(A)	=	the Fair Market Value on the Trading Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B)	=	the Exercise Price of this Warrant, as adjusted hereunder; and

(X)	=	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise;
provided that, in the event that (B) is greater than (A), this Warrant may not be so exercised by means of a cashless exercise.
     “Fair Market Value” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (each, a “Trading Market”), the closing sales price for the shares of Common Stock for such date (or the nearest preceding date) on the principal Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Holder if Bloomberg Financial Markets is not then reporting sales prices of such security) (collectively, “Bloomberg”), (b) the last sales price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Company.
     Notwithstanding anything herein to the contrary, on the Termination Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c) to the extent permitted hereunder.

     d) Mechanics of Exercise.
     i. Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the Company’s transfer agent to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date (such date, the “Warrant Share Delivery Date”) that is three (3) Trading Days after the later of (A) the delivery to the Company of the Notice of Exercise and (B) payment of the aggregate Exercise Price as set forth above (including by cashless exercise, if permitted) (such later date, the “Effective Exercise Date”). The Warrant Shares shall be deemed to have been issued, and Holder or any other person designated in the Notice of Exercise to become the record holder of the Warrant Shares shall be deemed to have become a holder of record of such shares for all purposes as of the Effective Exercise Date, provided that all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(iv) prior to the issuance of such shares, have then been paid. If the Company fails for any reason to deliver to the Holder certificates evidencing the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the Fair Market Value of the Common Stock on the date of the applicable Effective Exercise Date), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such certificates are delivered.
     ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, within ten Trading Days after surrender of this Warrant certificate, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.
     iii. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.
     iv. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder pursuant to instructions given in the Notice of Exercise, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.
     v. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.
     vi. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder, or any third party on behalf of the Holder or for the Holder’s account, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any equitable remedies available to it hereunder, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.
     e) [Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, as defined below), and any other Persons, as defined below. acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind. “Affiliate” of a Person means any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any securities of the Company or its which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.]1
     Section 3. Certain Adjustments.
     a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in             shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of             shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.
     b) [RESERVED]
     c) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to the Holder) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security, then in each such case upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the date on which a recording taken for the distribution of such evidences of indebtedness, assets, rights or warrants, such evidences of indebtedness, assets, rights or warrants as would have been distributed for such Warrant Share had this Warrant been exercised for such Warrant Share immediately prior to such record date.
     d) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is

[1]	Section 2(e) to be excluded if Investor has elected no blocker on its signature page.

     effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for such Warrant Share had this Warrant been exercised for such Warrant Share immediately prior to the consummation of such Fundamental Transaction (the “Alternate Consideration”). If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(d) and upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.
e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury             shares, if any) issued and outstanding.
f) Notice to Holder.
Whenever any adjustment is made pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth such adjustment and a brief statement of the facts requiring such adjustment.
Section 4. Transfer of Warrant.
a) Transferability. This Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant in the form attached hereto duly executed by the Holder or its agent or attorney, and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares prior to the issuance of a new Warrant.
b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.
c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.
     Section 5. Miscellaneous.
     a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i).
     b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.
     c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day (as defined below), then, such action may be taken or such right may be exercised on the next succeeding Business Day. “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
     d) Authorized Shares.
The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).
     Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.
     Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.
     e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.
     f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and if the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.
     g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

     h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.
     i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
     j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.
     k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.
     l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.
     m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.
     n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.
********************
(Signature Page Follows)

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

IDERA PHARMACEUTICALS, INC.
By:
Name:
Title:

NOTICE OF EXERCISE

TO:	IDERA PHARMACEUTICALS, INC.
     (1) The undersigned hereby elects to purchase                      Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith (or within three Trading Days will tender) payment of the exercise price in full, together with all applicable transfer taxes, if any.
     (2) Payment shall take the form of (check applicable box):
☐	in lawful money of the United States; or

☐	[if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).
     (3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

DTC #:

FBO:

Beneficiary Account #:
[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:
Signature Guaranteed:
NOTE: The signature to this Notice of Exercise must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to exercise the foregoing Warrant.

ASSIGNMENT FORM
(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)
     FOR VALUE RECEIVED,                      shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

.

Date:                     ,

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:
NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit B
IDERA PHARMACEUTICALS, INC. INVESTOR QUESTIONNAIRE
AND DWAC SETTLEMENT
     Unless delivery of the Shares will be made pursuant to the delivery versus payment (“DVP”) instructions previously provided to the Investor by the Company, in connection with the delivery of Shares by electronic book-entry at The Depository Trust Company (“DTC”), registered in the Investor’s name and address as set forth on the signature page of the Agreement to which this Exhibit B is attached, and released by the Company’s transfer agent (the “Transfer Agent”), to the Investor at the Closing, and pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your Shares and Warrants are to be registered in. You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The email address of the registered holder listed in response to item 1 above:

5.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

6.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

7.	DTC Participant Number:

8.	Name of Account at DTC Participant being credited with the Shares:

9.	Account Number at DTC Participant being credited with the Shares:
NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THE AGREEMENT TO WHICH THIS EXHIBIT B IS ATTACHED BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:
(I)	DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES ARE MAINTAINED TO SET UP A DEPOSIT/WITHDRAWAL AT CUSTODIAN (“DWAC”) ON THE CLOSING DATE INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SHARES, AND

(II)	REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SECURITIES BEING PURCHASED BY THE INVESTOR TO THE ESCROW ACCOUNT DESIGNATED BY THE COMPANY.